UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2011 (November 28, 2011)

Signature Group Holdings, Inc.

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA	91403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Extension of Determination Date Under the Rights Agreement

As previously reported by Signature Group Holdings, Inc. (the “Company”), on July 15, 2011 and July 18, 2011, James McIntyre, Kingstown Partners Master Ltd. and other entities affiliated therewith, Michael Blitzer, J. Hunter Brown, Robert A. Peiser, Laurie M. Shahon, Joyce White, Robert Willens and Guy Shanon (collectively, the “Shareholder Group”) filed Schedule 13D’s indicating that such persons and entities had formed a “group” (as defined by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with the Shareholder Group’s intention to nominate a slate of directors for election to the Board at the Company’s next annual meeting of shareholders.

As a result of the formation of the Shareholder Group, the Board continues to evaluate whether the Shareholder Group should be determined to be an “Acquiring Person” (as defined in that certain Rights Agreement, dated as of October 23, 2007, as amended (the “Rights Agreement”), between the Company and Mellon Investor Services LLC (the “Rights Agent”)) and if such determination is made, whether a Distribution Date (as defined in the Rights Agreement) for the distribution of rights under and pursuant to the Rights Agreement will occur. The Company previously announced that the Board had extended the date by which such determinations needed to be made until December 2, 2011. On November 28, 2011, the Board further extended the date to make such determinations to January 31, 2012.

Dismissal of Securities Class Action Confirmed

On November 29, 2011, the United States Court of Appeals for the Ninth Circuit (the “Appellate Court”) affirmed the dismissal with prejudice by the United States District Court for the Central District of California (the “Trial Court”) of the Third Amended Consolidated Class Action Securities Complaint (the “TAC”) filed by the New York State Teachers’ Retirement Systems, et al. (the “Plaintiffs”) against the Company (formerly known as Fremont General Corporation (“Fremont”)) and various former officers and directors of Fremont, as discussed in further detail below.

This proceeding initially commenced in September 2007, with the filing of three separate complaints in the Trial Court, each of which was seeking class certification for alleged violations of federal securities laws in connection with published statements made by Fremont regarding its loan portfolio and loans held for resale during the period from October 27, 2005 through March 2, 2007. The three class action lawsuits were consolidated into a single proceeding with the filing by the Plaintiffs of a consolidated class action complaint on March 3, 2008, as amended. On March 29, 2010, the Trial Court entered an Order Granting Fremont’s Motion to Dismiss the TAC with prejudice (the “Court Order”). The Plaintiffs appealed the Court Order to the Appellate Court.

The Appellate Court’s decision affirming the Court Order stated that the Trial Court correctly dismissed the TAC because the Plaintiffs failed to allege a securities fraud violation under Section 10(b) of the Securities Exchange Act of 1934, as amended, with the specificity required by the Private Securities Litigation Reform Act and Federal Rule of Civil Procedure 9(b). The Appellate Court further stated in its decision that the dismissal of the TAC with prejudice was appropriate, as the Trial Court previously identified specific deficiencies in the various versions of the Plaintiffs’ complaint, including the TAC, and gave the Plaintiffs many opportunities to correct such deficiencies. The

Appellate Court noted that the Plaintiffs’ inability to correct the deficiencies was a strong indication that the Plaintiffs had no additional facts to plead.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: December 1, 2011	By:	/s/ David N. Brody
Name: David N. Brody
Title: Sr. Vice President, Counsel & Secretary

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